SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):

                               October 12, 1995

                            TPI ENTERPRISES, INC.
            (Exact name of registrant as specified in its Charter)

              NEW JERSEY             0-7961            22-1899681
            (State or other      (Commission File     (IRS Employer
            jurisdiction of          Number)       Identification No.)
             incorporation)

                               3950 RCA Boulevard
                                   Suite 5001
                           Palm Beach Gardens, Florida           33401
                   (Address of principal executive officers)   (Zip Code)

                                 (407) 691-8800
                (Registrant's telephone number, including area code)


          ITEM 5.   OTHER EVENTS.

                    On October 12, 1995, a hearing was held in the matter of Maxcell Telecom Plus, Inc., vs. McCaw Cellular Communications, et. al. (No. CL 93-9130 AJ) in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida on a motion brought by former shareholders of defendant Charisma Communications Corporation ("Charisma"). The motion sought the court's permission to amend the Charisma defendants' answer to the complaint to add, among other things, counterclaims and third-party claims alleging breach of fiduciary duty, breach of contract, fraud and tortious interference with business relationships against plaintiff Maxcell Telecom Plus, Inc. ("Maxcell"), TPI Enterprises, Inc. (the "Company") and Stephen R. Cohen, Maxcell's Chairman and CEO and the Company's former Chairman. In the motion, the Charisma defendants claim they have suffered damages in excess of $1 billion. Maxcell is vigorously opposing the motion and the court has not yet ruled on it. The court has scheduled a further hearing on this matter for November 17, 1995.


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TPI Enterprises, Inc.


                                        By: /s/ Frederick W. Burford
                                             Frederick W. Burford
                                             Executive Vice President and
                                               Chief Financial Officer

          Date:  October 16, 1995